February 28, 1995

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549
Attn.:        Mr. Frank Donaty, Jr.
       Mrs. Patricia P. Williams

       Re:  Oppenheimer Integrity Funds/Reg. No. 2-76547, File No. 811-3420

To the Securities and Exchange Commission:

       Enclosed for your information and files is a copy of an electronic ("EDGAR") filing made pursuant to Rule 24f-2 of the Investment Company Act of 1940 (the "1940 Act") on February 27, 1995 on behalf of Oppenheimer Investment Grade Bond Fund and Oppenheimer Value Stock Fund, the two series of Oppenheimer Integrity Funds (the "Fund"), accompanied by an opinion of counsel for the registration of additional shares of each such series. The filing fees of $619 and $1,917, respectively, calculated at the rate of 1/29 of 1% of the value of the Fund's shares sold in excess of the shares redeemed for the fiscal year ended December 31, 1994, were wired to the SEC's account at Mellon Bank on February 21, 1995 (Fed Wire Nos. 2733 and 2735) and referenced this filing. The Fund has previously registered an indefinite number of shares pursuant to Rule 24f-2.

       The purpose of the Notice is to make definite the registration of shares in reliance on Rule 24f-2 as follows:


Oppenheimer Investment Grade Bond Fund  Oppenheimer Value Stock Fund
Class A:  1,071,379                            Class A:  1,880,960
Class B:    293,817                            Class B:    499,617


                                                 Very truly yours,



                                                 Katherine P. Feld
                                                 Vice President
                                                 & Associate Counsel
                                                 (212) 323-0252
KPF/gl
Enclosures

cc:    Allan B. Adams, Esq.
      Lynn Coluccy
      Gloria LaFond



SEC/285325.24F

Rule 24f-2 Notice for Oppenheimer Integrity Funds
  for the account of Oppenheimer Investment Grade Bond Fund
3410 South Galena Street, Denver, Colorado 80231
(Registration No. 2-76547, File No. 811-3240)

NOTICE IS HEREBY GIVEN that Oppenheimer Integrity Funds for the account of Oppenheimer Investment Grade Bond Fund having previously filed by post-effective amendment to its registration statement a declaration that an indefinite number of its shares of beneficial interest were being registered pursuant to Rule 24f-2 of the Investment Company Act of 1940, now elects to continue such indefinite registration.

(i) This Notice is being filed for the fiscal year ended December 31, 1994.

(ii) Shares registered other than pursuant to this Rule that remained unsold at the beginning of the above fiscal year were as follows:

         Class A:  0                                  Class B:  0

(iii) Shares registered other than pursuant to this Rule during the above fiscal year were as follows:

         Class A:  221,891                            Class B:  0

(iv) The number of shares sold during the above fiscal year were as follows: (1)

                Class A:  1,071,379                   Class B:  293,817

(v) Shares sold during the above fiscal year in reliance upon registration pursuant to this Rule were as follows:

                Class A:  1,071,379                   Class B:  293,817

Pursuant to the requirements of the Investment Company Act of 1940, the undersigned registrant has caused this notice to be signed on its behalf this 22nd day of February, 1995.

                                        Oppenheimer Integrity Funds
                                        for the account of
                                        Oppenheimer Investment Grade Bond Fund


                                        By /s/ Robert G. Zack
                                           -----------------------------------
                                           Robert G. Zack, Assistant Secretary
__________________
(1) The calculation of the aggregate sales price is made pursuant to Rule 24f-2 of the Investment Company Act of 1940. Based upon an actual aggregate sales price and redemption price for the respective class during the previous fiscal year as shown below, the total filing fee (calculated at the rate of 1/29 of 1%) is as given below. Class A shares to be re-registered pursuant to Rule 24e-2 total 633,129.

                                                           Difference
                                    Value of               Between Value
              Value of              Shares                 Sold & Value            Filing
              Shares Sold           Redeemed               Redeemed                Fee
Class A       $11,399,405           ($17,865,173)          ($6,465,768)            $-0-
Class B       $ 3,089,618           ($ 1,294,834)           $1,794,784             $619
                                               Total       $619

SEC/285325.24F

Rule 24f-2 Notice for Oppenheimer Integrity Funds
  for the account of Oppenheimer Value Stock Fund
3410 South Galena Street, Denver, Colorado 80231
(Registration No. 2-76547, File No. 811-3420)

NOTICE IS HEREBY GIVEN that Oppenheimer Integrity Funds for the account of Oppenheimer Value Stock Fund having previously filed by post-effective amendment to its registration statement a declaration that an indefinite number of its shares of beneficial interest were being registered pursuant to Rule 24f-2 of the Investment Company Act of 1940, now elects to continue such indefinite registration.

(i) This Notice is being filed for the fiscal year ended December 31, 1994.

(ii) Shares registered other than pursuant to this Rule that remained unsold at the beginning of the above fiscal year were as follows:

                Class A:  0                           Class B:  0

(iii) Shares registered other than pursuant to this Rule during the above fiscal year were as follows:

                Class A:  0                           Class B:  0

(iv) The number of shares sold during the above fiscal year were as follows: (1)

                Class A:  1,880,960                   Class B:  499,617

(v) Shares sold during the above fiscal year in reliance upon registration pursuant to this Rule were as follows:

                Class A:  1,880,960                   Class B:  499,617

Pursuant to the requirements of the Investment Company Act of 1940, the undersigned registrant has caused this notice to be signed on its behalf this 22nd day of February, 1995.

                                        Oppenheimer Integrity Funds
                                        for the account of
                                        Oppenheimer Value Stock Fund


                                        By /s/ Robert G. Zack
                                           -----------------------------------
                                           Robert G. Zack, Assistant Secretary
__________________
(1) The calculation of the aggregate sales price is made pursuant to Rule 24f-2 of the Investment Company Act of 1940. Based upon an actual aggregate sales price and redemption price for the respective class during the previous fiscal year as shown below, the total filing fee (calculated at the rate of 1/29 of 1%) is as given below. Class A shares redeemed in excess of shares sold to be re-registered total 43,398.

                                                           Difference
                                    Value of               Between Value
              Value of              Shares                 Sold & Value            Filing
              Shares Sold           Redeemed               Redeemed                Fee
Class A       $27,564,846           ($27,939,743)          ($  374,897)            $ -0-
Class B       $ 7,201,783           ($ 1,642,398)           $ 5,559,385            $ 1,917
                                                            Total                  $ 1,917

SEC/285325.24F

                                MYER, SWANSON, ADAMS & WOLF, P.C.
                                        Attorneys At Law
                                The Colorado State Bank Building
                                   1600 Broadway - Suite 1850
                                   Denver, Colorado 80202-4918
                                    Telephone (303) 866-9800
                                    Facsimile (303) 866-9818

                                        February 22, 1995



Oppenheimer Integrity Funds
3410 South Galena Street
Denver, Colorado 80231

Gentlemen:

In connection with the public offering of the no par value Class A and Class B shares of the Oppenheimer Investment Grade Bond Fund series of Oppenheimer Integrity Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), as counsel for the Trust, we have examined such records and documents and have made such further investigation and examination as we deem necessary for the purpose of this opinion.

As of the end of its fiscal year, the Trust was composed of two separate series, the Oppenheimer Value Stock Fund and the Oppenheimer Investment Grade Bond Fund. This opinion is rendered in connection with only the Class A and Class B shares of the Oppenheimer Investment Grade Bond Fund series.

We are advised that during the period ending December 31, 1994, the following shares of Class A and Class B shares of beneficial interest in the Oppenheimer Investment Grade Bond Fund series of the Trust were sold in reliance on the registration of an indefinite number of shares pursuant to Rule 24f-2 of the Investment Company Act of 1940:

       Oppenheimer Investment Grade Bond Fund

       Class A shares:            1,071,379
       Class B shares:              293,817

It is our opinion that the said shares of beneficial interest in said series sold by the Trust in reliance on Rule 24f-2 of the Investment Company Act of 1940 are legally issued and, subject to the matters mentioned in the next paragraph, fully paid and nonassessable by the Trust.

Under Massachusetts law, shareholders of the Trust may, under certain circumstances, be held personally liable as partners for the obligations of the Trust. The Declaration of Trust does, however, contain an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable for the obligations of the Trust. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                        Sincerely,

                                        /s/ Allan B. Adams
                                        Allan B. Adams
                                        of MYER, SWANSON, ADAMS & WOLF, P.C.

                                MYER, SWANSON, ADAMS & WOLF, P.C.
                                        Attorneys At Law
                                The Colorado State Bank Building
                                   1600 Broadway - Suite 1850
                                   Denver, Colorado 80202-4918
                                    Telephone (303) 866-9800
                                    Facsimile (303) 866-9818

                                        February 22, 1995




Oppenheimer Integrity Funds
3410 South Galena Street
Denver, Colorado 80231

Gentlemen:

In connection with the public offering of the no par value Class A and Class B shares of the Oppenheimer Value Stock Fund series of Oppenheimer Integrity Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), as counsel for the Trust, we have examined such records and documents and have made such further investigation and examination as we deem necessary for the purpose of this opinion.

As of the end of its fiscal year, the Trust was composed of two separate series, the Oppenheimer Value Stock Fund and the Oppenheimer Investment Grade Bond Fund. This opinion is rendered in connection with only the Class A and Class B shares of the Oppenheimer Value Stock Fund series.

We are advised that during the period ending December 31, 1994, the following shares of Class A and Class B shares of beneficial interest in the Oppenheimer Value Stock Fund series of the Trust were sold in reliance on the registration of an indefinite number of shares pursuant to Rule 24f-2 of the Investment Company Act of 1940:

       Oppenheimer Value Stock Fund

       Class A shares:                  1,880,960
       Class B shares:                    499,617

It is our opinion that the said shares of beneficial interest in said series sold by the Trust in reliance on Rule 24f-2 of the Investment Company Act of 1940 are legally issued and, subject to the matters mentioned in the next paragraph, fully paid and nonassessable by the Trust.

Under Massachusetts law, shareholders of the Trust may, under certain circumstances, be held personally liable as partners for the obligations of the Trust. The Declaration of Trust does, however, contain an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable for the obligations of the Trust. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                        Sincerely,

                                        /s/ Allan B. Adams
                                        Allan B. Adams
                                        of MYER, SWANSON, ADAMS & WOLF, P.C.

SEC\285325.24F